Exhibit 99.1

Loop Media Reports 2024 Fiscal Third Quarter Financial Results

BURBANK, CA – August 7, 2024 – Loop Media, Inc. (“Loop Media” or “our” or the “Company”) (NYSE American: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports, news, premium entertainment channels and digital signage for businesses, reports financial and operating results for its 2024 fiscal third quarter ended June 30, 2024.

2024 Fiscal Third Quarter (June 30, 2024) Financial Results

Summary Fiscal Q3 2024 vs. Fiscal Q3 2023

●	Revenue in Q3 was $4.4 million, compared to $5.7 million.

●	Net loss was $(5.5) million or $(0.07) per share, compared to a loss of $(7.9) million or $(0.14).

●	Adjusted EBITDA (a non-GAAP financial measure defined below) was $(2.2) million, compared to $(3.7) million.

●	Gross profit was $0.9 million, compared to $1.8 million.

●	Gross margin was 20.9%, compared to 31.8%.

●	As of June 30, 2024, the Company had 30,486 quarterly active units (“QAUs”) operating on its Owned and Operated (“O&O”) Platform, compared to 34,898 QAUs as of June 30, 2023.

●	As of June 30, 2024, the Company had approximately 51,000 screens across its Partner Platforms, compared to approximately 37,000 as of June 30, 2023.

In the 2024 fiscal third quarter, revenue decreased approximately 23% to $4.4 million compared to $5.7 million for the same period in fiscal 2023. This decrease was primarily driven by a challenging ad market environment in the second quarter of fiscal year 2024 due to one of the largest ad demand participants changing their terms of business with ad publishers, including us, which resulted in a material negative impact on the Company’s ad demand partner revenue.

Gross profit in the 2024 fiscal third quarter was $0.9 million compared to $1.8 million for the same period in fiscal 2023. Gross margin was 20.9% in the 2024 fiscal third quarter compared to 31.8% for the same period in fiscal 2023. The decrease in margin rate was primarily driven by decreased revenue.

Total sales, general, and administrative (“SG&A”) expenses (excluding stock-based compensation, depreciation and amortization, impairment of goodwill and intangible assets, and restructuring costs) in the 2024 fiscal third quarter were $4.1 million, a decrease of $2.2 million, or 35%, from $6.3 million for the same period in fiscal 2023. This decrease in SG&A expenses was primarily due to reductions in headcount, marketing costs, and professional and administration fees. As a result of the cost-cutting measures that the Company has undertaken in fiscal year 2024, the Company has realized a quarter-on-quarter reduction in SG&A expenses of $1.6 million, or 28%, from $5.7 million in the second quarter ended March 31, 2024, to $4.1 million in the third quarter ended June 30, 2024.

Net loss in the third quarter of fiscal 2024 was $(5.5) million or $(0.07) per share, compared to a net loss of $(7.9) million or $(0.14) per share for the same period in fiscal 2023.

Adjusted EBITDA in the third quarter of fiscal 2024 was $(2.2) million compared to $(3.7) million for the same period in fiscal 2023.

On June 30, 2024, cash and cash equivalents were $1.5 million compared to $2.2 million on March 31, 2024. The decrease was primarily driven by use of cash from operations. As of June 30, 2024, the Company had total net debt of $6.2 million compared to $6.0 million as of March 31, 2024, a 3% increase.

For the third quarter of fiscal 2024, the Company had approximately 81,000 active Loop Players and Partner Screens across the Loop Platform, which included 30,486 QAUs across the Company’s O&O Platform, a decrease of 13% (or 4,412 QAUs) over the 34,898 QAUs for the third quarter of fiscal 2023, and a decrease of 7% (or 2,172 QAUs) over the 32,658 QAUs for the second quarter of fiscal 2024, and approximately 51,000 Partner Screens across the Company’s Partner Platforms at the end of the third quarter of fiscal 2024, an increase of 38% (or approximately 14,000 Partner Screens) over approximately 37,000 Partner Screens at the end of the third quarter of fiscal 2023, and an increase of approximately 2% (or approximately 1,000 Partner Screens) over approximately 50,000 Partner Screens at the end of the second quarter of fiscal 2024.

Continued Cost-Cutting Initiatives

During the third quarter of fiscal year 2024, the Company continued the cost-cutting review it began earlier in fiscal year 2024, which it believed would provide the framework for making it more competitive in the CTV for business/DOOH industry and would accelerate its potential path to break even and achieve operating profitability. These measures have included: (1) discussions with certain third-party content providers and other licensors with a view to (i) restructuring existing or new license agreements and (ii) eliminating certain fixed fee content licenses, in each case to more closely align payments to content licensors with revenue associated with such content; (2) the development and promotion of lower cost channels to reduce or eliminate third-party content license fees, where possible; and (3) a continued review of existing third-party vendor products and services with a view to eliminating approximately $750,000 in ongoing yearly costs and expenses beginning in the first quarter of fiscal year 2025.

These efforts are ongoing and as these initiatives and changes continue to take effect, the Company believes it will see improved margins for the business. There can be no assurances, however, that the Company will be able to effect all changes that it has identified or that any such changes will achieve the desired results.

Justis Kao, CEO, stated, “Since my recent appointment as CEO, I have focused my attention on those areas of the business where we can look to increase revenues, leverage the Company’s fixed and variable expenses and improve profitability. As we have already undertaken significant cost-cutting measures, we will continue to streamline our operations and create further cost efficiencies for the remainder of this fiscal year and into the next. We are also continuing to work toward the expansion of our subscription offerings to our out-of-home business clients, including the introduction of a two-tier music video service offering, which will include a “primary tier” consisting of fewer than ten music video channels provided under a free ad-based service, and a “premium tier” of Loop’s full library of curated music video channels provided under a subscription service. We have also recently announced a non-music subscription offering that includes a number of live channels ranging from live sports events (including The NFL Redzone and The NFL Network) to news and lifestyle offerings, which we believe will continue to support the growth opportunities of our business while further enhancing the customer experience for our business venue partners.”

Conference Call

The Company will conduct a conference call today, August 7, 2024, at 5:00 p.m. Eastern Daylight Time to discuss its financial and operating results for its 2024 fiscal third quarter ended June 30, 2024.

Loop Media’s management will host the conference call.

Date: August 7, 2024

Time: 5:00 p.m. Eastern Time

Participant registration link: Q3 Link

Below are the details for those participants who would like to dial in.

Conference ID: 1588215

Participant Toll-Free Dial-In Number: 1(800) 715-9871

Participant International Dial-In Number: 1(646) 307-1963

The conference call will also be available for replay on the investor relations section of the Company’s website at https://ir.loop.tv/.

About Loop Media, Inc.

Loop Media, Inc. (“Loop®”) (NYSE American: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media’s expected performance, ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give Loop Media’s current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s Securities and Exchange Commission filings are available at www.sec.gov.

Non-GAAP Measures

Loop Media uses non-GAAP financial measures, including Adjusted EBITDA and quarterly active units or QAUs, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Loop Media’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We believe that the presentation of Adjusted EBITDA, provides investors with additional information about our financial results. Adjusted EBITDA is an important supplemental measure used by our board of directors and management to evaluate our operating performance from period-to-period on a consistent basis and as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.

Adjusted EBITDA is not measured in accordance with, or an alternative to, measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure is not based on any comprehensive set of accounting rules or principles. As a non-GAAP financial measure, Adjusted EBITDA has limitations in that it does not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. In particular:

●	Adjusted EBITDA does not reflect the amounts we paid in interest expense on our outstanding debt;

●	Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;

●	Adjusted EBITDA does not include depreciation expense from fixed assets;

●	Adjusted EBITDA does not include amortization expense;

●	Adjusted EBITDA does not include the impact of stock-based compensation;

●	Adjusted EBITDA does not include the impact of non-recurring expense;

●	Adjusted EBITDA does not include the impact of restructuring costs;

●	Adjusted EBITDA does not include the impact of the loss on the extinguishment of debt;

●	Adjusted EBITDA does not include the impact of employee retention credits; and

●	Adjusted EBITDA does not include the impact of other income including foreign currency translation adjustments, realized foreign currency gains/losses and unrealized gains/losses.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures including net income (loss) and our financial results presented in accordance with U.S. GAAP.

The financial tables below provide a reconciliation of Adjusted EBITDA to the most nearly comparable measure under U.S. GAAP.

The Company defines an “active unit” as (i) an ad-supported Loop Player (or DOOH location using Loop Media’s ad-supported service through its “Loop for Business” application or using a DOOH venue-owned computer screening the Company’s content) that is online, playing content, and has checked into the Loop analytics system at least once in the 90-day period or (ii) a DOOH location customer using the Company’s paid subscription service at any time during the 90-day period. The Company uses quarterly active units, or “QAUs,” to refer to the number of such active units during such period.

Loop Media Investor Contact

ir@loop.tv

Loop Media Press Contact

Grant Genske

grant@loop.tv

LOOP MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	September 30, 2023
	(UNAUDITED)
ASSETS
Current assets
Cash	$1,546,088	$3,068,696
Accounts receivable, net	3,541,592	6,211,815
Prepaid expenses and other current assets	443,045	987,605
Content assets - current	997,508	2,218,894
Total current assets	6,528,233	12,487,010
Non-current assets
Deposits	9,954	12,054
Content assets - non current	211,661	448,726
Deferred costs - non current	503,123	744,408
Property and equipment, net	2,507,776	2,711,558
Operating lease right-of-use assets	189,650	—
Intangible assets, net	393,556	477,889
Total non-current assets	3,815,720	4,394,635
Total assets	$10,343,953	$16,881,645
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,501,995	$4,978,920
Accrued liabilities	1,866,161	3,546,338
Accrued royalties and revenue share	7,829,892	4,930,329
License content liabilities - current	708,567	489,157
Equipment financing liability, current	131,348	—
Deferred Income	26,278	—
Lease liability, current	67,689	—
Revolving line of credit - current	2,175,456	2,985,298
Non-revolving line of credit, current	1,000,000
Non-revolving line of credit - related party, current	1,329,750	2,124,720
Total current liabilities	20,637,136	19,054,762
Non-current liabilities
License content liabilities - non current	129,000	208,000
Equipment financing liability, non-current	229,846	—
Lease liability, non-current	121,961	—
Revolving line of credit - related party, non-current	1,679,226	—
Non-revolving line of credit, non-current	—	475,523
Non-revolving line of credit - related party, non-current	—	1,959,693
Total non-current liabilities	2,160,033	2,643,216
Total liabilities	22,797,169	21,697,978

Commitments and contingencies	—	—

Stockholders’ equity
Common Stock, $0.0001 par value, 150,000,000 shares authorized, 71,173,736 and 65,620,151 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	7,904	6,562
Additional paid in capital	134,132,075	123,462,648
Accumulated deficit	(146,593,195)	(128,285,543)
Total stockholders’ equity	(12,453,216)	(4,816,333)
Total liabilities and stockholders’ equity	$10,343,953	$16,881,645

LOOP MEDIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023

Revenue	$4,350,570	$5,734,976	$18,524,289	$25,954,038
Cost of revenue
Cost of revenue - Advertising and Legacy and other revenue	2,641,779	3,132,568	11,214,512	14,767,807
Cost of revenue - depreciation and amortization	798,434	779,165	2,356,717	2,091,876
Total cost of revenue	3,440,213	3,911,733	13,571,229	16,859,683
Gross profit	910,357	1,823,243	4,953,060	9,094,355

Operating expenses
Sales, general and administrative	4,116,186	6,284,514	16,022,857	22,011,961
Stock-based compensation	931,571	2,592,369	3,371,933	6,858,983
Depreciation and amortization	422,882	295,008	1,217,955	717,733
Restructuring costs	220,053	146,672	220,053	146,672
Total operating expenses	5,690,692	9,318,563	20,832,798	29,735,349

Loss from operations	(4,780,335)	(7,495,320)	(15,879,738)	(20,640,994)

Other income (expense)
Interest expense	(670,981)	(962,718)	(2,402,444)	(2,889,745)
Employee retention credits	—	648,543		648,543
Loss on extinguishment of debt			(25,424)	—
Other expense	34	(65,643)	289	(68,267)
Total other income (expense)	(670,947)	(379,818)	(2,427,579)	(2,309,469)
Loss before income taxes	(5,451,282)	(7,875,138)	(18,307,317)	(22,950,463)
Income tax (expense)/benefit	(335)	(394)	(335)	(1,624)
Net loss	$(5,451,617)	$(7,875,532)	$(18,307,652)	$(22,952,087)

Basic and diluted net loss per common share	$(0.07)	$(0.14)	$(0.26)	$(0.41)

Weighted average number of basic and diluted common shares outstanding	75,146,980	56,604,812	70,966,475	56,455,743

LOOP MEDIA, INC.

ADJUSTED EBITDA RECONCILIATION

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
GAAP net loss	$(5,451,617)	$(7,875,532)	$(18,307,652)	$(22,952,087)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense	670,981	962,718	2,402,444	2,889,745
Depreciation and amortization expense*	1,221,316	1,074,173	3,574,672	2,809,609
Income tax expense (benefit)	335	394	335	1,624
Stock-based compensation**	931,571	2,592,369	3,371,933	6,858,983
Non-recurring expense	159,425	62,615	437,838	62,615
Restructuring costs	220,053	146,672	220,053	146,672
Loss on extinguishment of debt			25,424
Employee retention credits		(648,543)		(648,543)
Other expense	(34)	3,028	(289)	5,652
Adjusted EBITDA	$(2,247,970)	$(3,682,106)	$(8,275,242)	$(10,825,730)

* Includes amortization of content assets and for cost of revenue and operating expenses and ATM facility.

** Includes options, Restricted Stock Units (“RSUs”) and warrants.